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                                    DELAWARE
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE
OF "PERKINS FINANCE CORP." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF NOVEMBER, A.D. 1997,
AT 3:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                     [SEAL]

                                        /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                        Harriet Smith Windsor, Secretary of
                                        State

2817580 8100H                                            AUTHENTICATION: 4159727

050758719                                                         DATE: 09-15-05

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PERKINS FINANCE CORP.

     1. The name of the Corporation is Perkins Finance Corp.

     2. The address of the registered office of the Corporation in the State of
Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle.
The name of its registered agent at such address is The Corporation Trust
Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, and the par value of each share shall be one cent ($0.01).

     5. The name and mailing address of the incorporator is as follows:

                              Howard L. Rosenberg
                              Mayer, Brown & Platt
                              190 S. LaSalle Street
                              Chicago, Illinois 60603

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, adopt, alter, amend or repeal the By-Laws of the Corporation.

     8. (a) A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the GCL as it may from time to time be amended or supplemented or any successor provision thereto; or (iv) for any transaction from which a director derived an improper personal benefit.

          (b) Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     9. Meetings of the stockholders may be held within or without the State of
Delaware, as may be designated by or in the manner provided in the By-Laws of the

Corporation. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the
By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts therein stated are true, and accordingly have hereunto set my hand this 7th day of November, 1997.

                                                     /s/ Howard L. Rosenberg
                                                --------------------------------
                                                       Howard L. Rosenberg

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